                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of earliest event reported): October 20, 1998


              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
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            (Exact name of registrant as specified in its charter)


        Delaware                   0-5474                    75-2571032
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(State of incorporation)    (Commission File No.)          (IRS Employer
                                                         Identification No.)


               13150 COIT ROAD, SUITE 125, DALLAS, TEXAS  75240
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          (Address of principal execute offices, including zip code)


                                (972) 671-1133
        --------------------------------------------------------------
             (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

      International Tours, Inc. ("International"), GalaxSea Cruises and Tours, Inc. ("GalaxSea") and I.T. Cruise, Inc. ("IT Cruise") have entered into a letter of intent with Points North Digital Technologies, Inc. and Travel Distribution Resource Group, Inc. (collectively "Purchaser") for the sale of the cruise and travel-related assets of each of International, GalaxSea and IT Cruise, which constitute substantially all of the assets of GalaxSea and IT Cruise. GalaxSea and IT Cruise are wholly-owned subsidiaries of North American Gaming and Entertainment Corporation (the "Company"). The letter of intent provides for an aggregate purchase price of $2,750,000, payable $1,750,000 at closing with the remaining $1,000,000 payable after one year following closing, subject to the gross revenues of the purchased businesses exceeding $1,200,000 during such one year period. The purchase and sale of the assets of International, GalaxSea and IT Cruise are subject to the negotiation of a definitive purchase agreement and the satisfaction of various closing conditions. The closing is tentatively scheduled for November 16, 1998. The total purchase price payable to International, GalaxSea and IT Cruise will be split one-third among each entity.




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 29, 1998


                                    NORTH AMERICAN GAMING AND
                                    ENTERTAINMENT CORPORATION



                                    By:    /s/ George J. Akmon
                                        ----------------------------------------
                                        George J. Akmon, Executive
                                        Vice President




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